EXHIBIT 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“Amendment”), dated as of November 24, 2003 (the “Amendment Date”), is among Texas Industries, Inc., TXI Operations, LP, Riverside Cement Company, Chaparral Steel Midlothian, LP, Chaparral (Virginia) Inc., Bank of America, N.A. (in its capacity as administrative agent for the Lenders), and each of the lending institutions party hereto.

RECITALS:

A. The Obligated Parties, the Lenders, and the Administrative Agent have entered into that certain Credit Agreement dated as of June 6, 2003 (as amended, the “Credit Agreement”) pursuant to which the Lenders have provided certain credit facilities to the Borrowers.

B. The Obligated Parties have requested that the Lenders amend certain provisions of the Credit Agreement as provided hereinbelow.

C. Subject to satisfaction of the conditions set forth herein, the Lenders are willing to amend the Credit Agreement as specifically provided herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE 2

Amendments

Section 2.1 Amendment to Section 5.2 of the Credit Agreement. Effective as of the Amendment Date, Section 5.2(k) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(k) The Obligated Parties will furnish, or cause to be furnished, as soon as available, but in any event on the third Business Day of each calendar week for the last Business Day of the preceding calendar week and at such other

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times, from time to time, as may be reasonably requested by the Administrative Agent, a Borrowing Base Certificate and supporting information in connection therewith including (i) a schedule of each Borrower’s Accounts created, credits given, cash collected, and other adjustments made to such Borrower’s Accounts since the date of the last such schedule and Borrowing Base Certificate and (ii) a summary schedule of Inventory of each Borrower by location; provided that, if Availability during the calendar week for which such Borrowing Base Certificate and supporting information is required to be furnished to the Administrative Agent was at all times equal to or in excess of $100,000,000, such Borrowing Base Certificate and supporting information shall not be required to be furnished for such calendar week; and, provided further that, notwithstanding the immediately preceding proviso, with respect to any calendar month in which the Availability was at all times equal to or in excess of $100,000,000, the Obligated Parties shall provide such Borrowing Base Certificate and other supporting information within ten Business Days of the end of the applicable calendar month for the period ended as of the last day of such calendar month.

Section 2.2 Amendments to Annex A of the Credit Agreement. Effective as of the Amendment Date, Annex A of the Credit Agreement is hereby amended as follows.

(a) The definition of “EBITDA” in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“EBITDA” means, with respect to any fiscal period of any Person (the “subject Person”), Adjusted Net Earnings from Operations, plus, without duplication and to the extent included in the determination of Adjusted Net Earnings from Operations for such fiscal period, Interest Expense, plus Federal, state, local, and foreign income taxes, plus depreciation and amortization, in each case for the subject Person on a consolidated basis, plus amounts paid under the Convertible Subordinated Debentures.

(b) The definition of “Fixed Charges” in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Fixed Charges” means, with respect to any fiscal period, determined for any Person (the “subject Person”), without duplication, the sum of Interest Expense, Capital Expenditures (excluding in the case of the Obligated Parties Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to any such Debt), Distributions in respect of any Capital Stock, scheduled principal payments of Debt, and the net amount (not less than zero) of Federal, state, local, and foreign income taxes paid during such fiscal period; provided that with respect to the Obligated Parties payments made with respect to amounts owing under the Convertible Subordinated Debentures and the Convertible Trust Preferred Securities

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shall constitute a single payment equal to the largest of such payments made for the purpose of calculating Fixed Charges.

(c) Clause (e) of the definition of “Restricted Investment” in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(e) Investments in commercial paper (i) given a rating of “A1” or better by Standard & Poor’s Corporation or “P1” or better by Moody’s Investors Service, Inc. and maturing not more than 180 days from the date of creation thereof or (ii) given a rating of “A2” or better by Standard & Poor’s Corporation or “P2” or better by Moody’s Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof.

(d) The reference to “May 31, 2004” in clause (a) of the definition of “Tangible Net Worth Requirement Increase” in Annex A of the Credit Agreement is hereby amended to read “May 31, 2003”.

ARTICLE 3

Conditions

Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) The Administrative Agent shall have received all of the following, each dated the date of this Amendment (unless otherwise indicated), in form and substance satisfactory to the Administrative Agent:

(i) Amendment Documents. This Amendment and any other instrument, document, or certificate reasonably required by the Administrative Agent to be executed or delivered by the Obligated Parties in connection with this Amendment, in each case duly executed (the “Amendment Documents”); and

(ii) Additional Information. The Administrative Agent shall have received such additional documents, instruments, and information as the Administrative Agent may reasonably request to effect the transactions contemplated hereby.

(b) The representations and warranties contained herein, in the Credit Agreement and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof except for such representations and warranties limited by their terms to a specific date.

(c) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents, and instruments

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executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Administrative Agent; and

(d) No Default or Event of Default shall be in existence after giving effect to this Amendment.

Section 3.2 Evidence of Satisfaction. Delivery by the Administrative Agent of a counterpart of this Amendment executed by the Administrative Agent and the Majority Lenders shall evidence the satisfaction of the conditions precedent set forth in Section 3.1 of this Amendment and the effectiveness of this Amendment.

ARTICLE 4

Miscellaneous

Section 4.1 Expenses. The Borrowers agree to pay to the Administrative Agent all fees, costs, and expenses owed to and/or incurred by the Administrative Agent in connection with this Amendment as provided in Section 13.7 of the Credit Agreement.

Section 4.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the Obligated Parties, the Administrative Agent, and the Lenders agree that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.

Section 4.3 Representations and Warranties. Each Obligated Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery, and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Obligated Party and will not violate such Obligated Party’s organizational or governing document, (b) the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, in all material respects, as if made again on and as of the date hereof except for such representations and warranties limited by their terms to a specific date, and (c) after giving effect to this Amendment, no Default or Event of Default exists.

Section 4.4 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document, including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

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Section 4.5 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement, the Amendment Documents, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

Section 4.6 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.7 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE APPLICABLE LAWS OF THE U.S.

Section 4.8 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Obligated Parties, the Administrative Agent, and the Lenders and their respective successors and assigns, except no Obligated Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Lenders.

Section 4.9 Counterparts. This Amendment may be executed in one or more counterparts, and on telecopy counterparts each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 4.10 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.11 Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts effective as of the Effective Date specified in the preamble hereof.

[Signatures of Parties Omitted]

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